Exhibit 10.3

CKE RESTAURANTS, INC.

AMENDED AND RESTATED 1994 EMPLOYEE STOCK PURCHASE PLAN

This Amended and Restated 1994 Employee Stock Purchase Plan (the “Plan”) is hereby adopted by CKE Restaurants, Inc., a Delaware corporation (the “Company”) effective as of February 26, 2009.

1. Purpose of Plan.  The purpose of the Plan is to encourage a sense of proprietorship on the part of employees of the Company and its Subsidiary corporations (as defined below) by assisting them in making regular purchases of shares of the Company, and thus to benefit the Company by increasing such employees’ interest in the growth of the Company and its Subsidiary corporations and in such entities’ financial success.  Participation in the Plan is entirely voluntary, and the Company makes no recommendations to its employees, or the employees of its Subsidiary corporations, as to whether they should participate.

2. Definitions.

2.1 “Base Earnings” shall mean the Employee’s regular salary rate before deductions required by law and deductions authorized by the Employee.  Base Earnings do not include: pay for overtime, extended workweek schedules, or any other form of extra compensation; payments by the Company or its Subsidiary corporations, as applicable, of social security, worker’s compensation, unemployment compensation, any disability payments or other payments required by statute; or contributions by the Company or its Subsidiary corporations, as applicable, for insurance, annuity, or other employee benefit plans.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Broker” shall mean the financial institution designated to act as Broker under the Plan pursuant to Paragraph 17 hereof.

2.4 “Brokerage Account” shall mean an account established on behalf of each Participant pursuant to Paragraph 9.1 hereof.

2.5 “Committee” shall mean a stock purchase committee appointed by the Board.

2.6 “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

2.7 “Company Account” shall mean the account established in the name of the Company pursuant to Paragraph 7.2 hereof.

2.8 “Effective Date” shall mean the original effective date of the CKE Restaurants, Inc. Employee Stock Purchase Plan, which was September 27, 1994.

2.9 “Employee” shall mean any person who has reached the age of majority and who is currently employed by the Company or one of its Subsidiary corporations (i) on an hourly basis as a restaurant employee and has been so employed continuously during the preceding one (1) year (provided that the Board or the Committee may in its discretion waive such one (1) year requirement), excluding non-employees and persons on leave of absence; (ii) on an hourly basis as a non-restaurant employee and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement), excluding non-employees and persons on leave of absence, or (iii) is exempt from the overtime and minimum wage requirements under federal and state laws and has been so employed continuously during the preceding 90 days (provided that the Board or the Committee may in its discretion waive such 90-day requirement) , excluding non-employees and persons on leave of absence.  An Employee may also be referred to herein as a Participant.

2.10 “Incentive Compensation” shall mean compensation received by any Employee of the Company, or its Subsidiary corporations, as a bonus or performance-based award, which is in addition to such Employee’s regular salary.

2.11 “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary corporation, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a subsidiary corporation.

3. Administration.  The Plan shall be administered by the Board or, in the discretion of the Board, by the Committee which shall consist of not less than two (2) persons to be appointed by, and to serve at the pleasure of, the Board.  No member of the Board or Committee who is not an Employee shall be eligible to participate in the Plan.  An aggregate of 5,407,500 shares of Common Stock shall be subject to the Plan, provided that such number shall be automatically adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination, reclassification or similar corporate change.  The Board or the Committee shall have full authority to construe, interpret, apply and administer the Plan and to establish and amend such rules and procedures as it deems necessary or appropriate from time to time for the proper administration of the Plan.  In addition, the Board or the Committee may engage or hire such persons, including without limitation, the Broker, to provide administrative, recordkeeping and other similar services in connection with its administration of the Plan, as it may deem necessary or appropriate from time to time.  The members of the Board and the Committee and the officers of the Company shall be entitled to rely upon all certificates and reports made by such persons, including the Broker, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Board or the Committee.  The members of the Board and the Committee and the officers of the Company shall be fully protected in respect of any action taken or suffered to be taken by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any such person, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants.  The Company shall indemnify each member of the Board and the Committee and any other officer or employee of the Company who is designated to carry out any responsibilities under the Plan for any liability arising out of or connected with his or her duties hereunder, except such liability as may arise from such person’s gross negligence or willful misconduct.

4. Eligibility.  Any Employee as defined in Paragraph 2.9 shall be eligible to participate in the Plan.  Any Employee participating in the Plan who, after the commencement of a particular Offering Period (as defined in Paragraph 5) shall for any reason fail to meet the standards of eligibility shall be considered to have withdrawn from the Plan, effective as of the date upon which the Participant shall have become ineligible.  Any reference in this Plan to withdrawal by a Participant from the Plan shall include ineligibility as described in this Paragraph 4.

5. Offering Periods.  Shares shall be offered pursuant to this Plan in periods which coincide with the Company’s fiscal quarters (“Offering Periods”), commencing on the Effective Date and continuing thereafter until terminated in accordance with Paragraph 15.  The Board shall have the power to change the timing or duration of Offering Periods upon giving reasonable notice of such changes to Participants prior to the scheduled beginning of the first Offering Period to be affected.

6. Participation.  Participation in the Plan is voluntary.  An eligible Employee may apply to participate in the Plan by utilizing the enrollment procedure agreed upon by the Company and the Broker at the time of such enrollment.  Enrollments must occur during an approved enrollment window (“Enrollment Window”).  An eligible Employee may contact the Broker or the Company’s benefits department to determine the next available Enrollment Window or to obtain information about the then-current enrollment procedures.  Participation in the Plan shall not be effective until the Broker and the Company have determined that the eligible Employee has complied with all applicable enrollment procedures (including confirming that the enrollment is occurring during an appropriate Enrollment Window) and the Company has provided written notice to the Employee confirming such enrollment.  Participation in the Plan shall commence immediately upon the Company’s delivery of such notice.

7. Payroll Deductions.

7.1 Election.  At the time a Participant enrolls in the Plan as set forth in Paragraph 6, the Participant shall elect to have payroll deductions made on each payday during the Offering Period of a whole percentage from three to fifteen percent (3% to 15%) of the Base Earnings that the Participant is to receive on such payday.  In addition to the deduction from Base Earnings, or in lieu of the deduction from Base Earnings, a Participant may elect to have payroll deductions made at a whole percentage from three to fifteen percent (3% to 15%) of the Incentive Compensation that the Participant is to receive.  A Participant may authorize deductions to be made with respect to such Incentive Compensation by contacting the Broker or the Company’s benefits department and following the enrollment instructions provided.

7.2 Holding of Funds.  All payroll deductions authorized by each Participant shall be held in a non-interest account in the name of the Plan (the “Company Account”) until used to purchase Common Stock and shall not be used for any other purpose.  The Company shall maintain records reflecting the amount in the Company Account of each Participant.  All withholding taxes in connection with a Participant’s payroll deduction shall be deducted from the remainder of the Base Earnings and/or Incentive Compensation paid to the Participant and not from the amount to be placed in the Company Account.  A Participant may not make any additional payments into the Company Account except as provided in Paragraph 18.  The aggregate amount in the Company Account contributed by  Participants (whether from payroll deductions or lump sum payments as provided in Section 18) shall be referred to as the “Participant Contributions.”

7.3 Changes in Election.  Participation in the Plan will continue until the Participant withdraws from the Plan, is no longer eligible to participate or the Plan is terminated.  Such participation shall be on the basis of the payroll deduction information submitted by such Employee to the Company and then currently in effect.  Each such election shall remain in effect until the effective date of any change in the amount of payroll deduction as requested by the Participant and accepted by the Company.  To be effective in any Offering Period, a change in the amount of payroll deduction must be requested in accordance with the procedures agreed upon by the Company and the Broker.  A Participant may change his or her withholding percentage at any time during an Offering Period.  If a Participant’s Base Earnings change during an Offering Period, the amount of the payroll deduction will be changed to the figure reflecting the Participant’s previously elected deduction percentage applied to his or her new Base Earnings (but will not in any event be in excess of fifteen percent (15%) of the Participant’s Base Earnings).

8. Contribution by the Company or a Subsidiary.  The Company or a Subsidiary shall make matching contributions (the “Matching Contribution”) as follows:

8.1 Officers and Directors as Participants.  For each officer or director of the Company or a Subsidiary who participates in the Plan and remains an Employee of the Company or a Subsidiary for at least one (1) year after the termination of a particular Offering Period, the Company or the relevant Subsidiary shall make upon the one (1) year anniversary date after such Offering Period a Matching Contribution in cash equal to one-half (1/2) of the dollar amount contributed by such Participant during such one (1) year earlier Offering Period less all withholding taxes in connection with such Matching Contribution.  “Officer” shall mean those individuals elected as Officers by the Board of Directors of the Company or its Subsidiary corporations, and shall be determined as of the end of an Offering Period.  “Director” shall mean an employee and a member of the Board of Directors of the Company and its subsidiaries.  “Director” shall also mean employees of the Company and its subsidiaries who hold the title Director.  Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person’s existing withholding percentages or as otherwise required by law from the Participant’s base earnings.

8.2 Other Participants.  For each Participant in the Plan (other than an officer or director) who remains an Employee of the Company or a Subsidiary for at least one (1) year after the termination of a particular Offering Period, the Company or the relevant Subsidiary shall make upon the one (1) year anniversary date after such Offering Period a Matching Contribution in cash equal to one-third (1/3) of the dollar amount contributed by such Participant during such one (1) year earlier Offering Period.  Withholding taxes as and when required in connection with such Matching Contribution shall be withheld based upon the person’s existing withholding percentages or as otherwise required by law from the Participant’s base earnings.

8.3 Tax Withholding.  The Company is required to withhold taxes with respect to any Matching Contribution paid to a Participant.  Such withholding amount shall be deducted from Participant’s base earnings received following the date on which the Matching Contribution is made and in accordance with the Company’s then-current withholding practices.

9. Purchase of Shares Regarding Participant’s Contribution.

9.1 Brokerage Account.  Following Participant’s enrollment in the Plan in accordance with Paragraph 6, the Company shall direct the Broker to open and maintain an account (the “Brokerage Account”) in the name of such Participant and to purchase shares of Common Stock on behalf of such Participant as permitted under this Plan.

9.2 Delivery of Funds to Broker from Company.  The Company, from time to time during an Offering Period, shall deliver to the Broker an amount equal to the total of all Participant Contributions together with a list of the amount of such Participant Contributions from each Participant.

9.3 Broker’s Purchase of Shares.  From time to time, the Broker, as agent for the Participants, shall purchase as many full shares or fractional shares of Common Stock as the Participant Contributions will permit.  The shares shall be purchased on the open market at the then-current fair market value.  The Broker shall not be entitled to purchase authorized but previously unissued shares or  treasury shares from the Company.  The amount of Common Stock purchased by the Broker pursuant to this Paragraph 9.3 shall be allocated to the respective Brokerage Account of each Participant on the basis of the average cost of the Common Stock so purchased, in proportion to the amount allocable to each Participant.  At the end of each Offering Period under the Plan, each Participant shall acquire full ownership of all full shares and fractional shares of Common Stock purchased for his or her Brokerage Account.  Unless otherwise requested by the Participant, all such full shares and fractional shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

9.4 Fees and Commissions.  The Company shall pay the Broker’s administrative charges for opening and maintaining the Brokerage Accounts for active Participants and the brokerage commissions on purchases made for such Brokerage Accounts which are attributable to Participant Contributions and Matching Contributions under the Plan.  Such Brokerage Accounts may be utilized for other transactions as described in Paragraph 9.5 below, but any fees, commissions or other charges by the Broker in connection with such other transactions shall, in certain circumstances described in Paragraph 9.5, be payable directly to the Broker by the Participant.

9.5 Participant Accounts with Broker.  Each Participant’s Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 unless such shares are registered in the Participant’s name.  Unless otherwise instructed by the Participant, dividends on such Common Stock shall automatically be reinvested in Common Stock as soon as practicable following receipt of such dividends by the Broker.  Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant.  Any stock dividends or stock splits which are made with respect to shares of Common Stock purchased pursuant to Paragraphs 9.3 and 10 shall be credited to the Participant’s Brokerage Account without charge.  Any Participant may request that a certificate for any or all of the full shares of Common Stock credited to his or her Brokerage Account be delivered to him at any time; provided, however, the Participant shall be charged by the Broker for any fees applicable to such requests.  A Participant may request the Broker at any time to sell any or all of the full shares or fractional shares of Common Stock credited to his or her Brokerage Account.  Unless otherwise instructed by the Participant, upon such sale the Broker will mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges which shall be payable by the Participant.  Except as provided in Paragraph 13, a request by the Participant to the Broker to sell shares of Common Stock or for delivery of certificates shall not affect an Employee’s status as a Participant.  A Participant who has a Brokerage Account with the Broker may purchase additional shares of Common Stock of the Company for his or her Brokerage Account at any time by separate purchases arranged through the Broker.  When any such purchases are made, the Participant will be charged by the Broker for any and all fees and brokerage commissions applicable to such transactions.  In addition, any subsequent transactions with respect to such shares acquired including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates, and crediting of stock dividends or stock splits, shall be at the expense of the Participant and the Broker shall charge the Participant directly for any and all fees and brokerage commissions applicable to such transactions.

10. Issuance of Shares Regarding Matching Contribution.  Subject to Paragraph 20, on the tenth (10th) day after the first anniversary of an Offering Period, each Participant’s direct employer shall make the Matching Contribution for each qualified Participant in an amount described in Paragraph 8 by delivering to the Broker an amount in cash equal to the total funds necessary to make the Matching Contributions described in Paragraph 8 together with a list of the Participants to whom the Matching Contributions are to be paid.  As soon as practicable thereafter, the Broker shall utilize the Matching Contributions to purchase shares of Common Stock on behalf of the Participants.  The shares shall be purchased on the open market at the then-current fair market value.  The Broker shall not be entitled to purchase authorized but previously unissued shares or treasury shares from the Company.  At the time of such allocation, each Participant shall immediately acquire full ownership of all full and fractional shares of Common Stock purchased.  Unless otherwise requested by the Participant, all such shares so purchased shall be registered in the name of the Broker and will remain so registered until delivery is requested in accordance with Paragraph 9.5.

11. Voting and Shares.  All voting rights with respect to the full and fractional shares of Common Stock held in the Brokerage Account of each Participant may be exercised by each Participant and the Broker shall exercise such voting rights in accordance with the Participant’s signed proxy instruction duly delivered to the Broker.

12. Statement of Account.  As soon as practicable after the end of each Offering Period, the Broker shall deliver to each Participant a statement regarding all activity in his or her Brokerage Account, including his or her participation in the Plan for such Offering Period.  Such statement will show the number of shares acquired or sold, the price per share, the transaction date, stock splits, dividends paid, dividends reinvested and the total number of shares held in the Brokerage Account.  The Broker shall also deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its stockholders, including the Company’s annual report to its stockholders containing audited financial statements.

13. Notice of Withdrawal from the Plan.  A Participant may withdraw from the Plan during any Enrollment Window by giving written notice to the Company, which withdrawal shall be effective as of the beginning of the next Offering Period.  Upon any such withdrawal, the Participant shall be entitled to receive as promptly as possible from the Company all of the Participant’s payroll deductions credited to the Company Account in his or her name during the applicable Offering Period.  In addition, as long as the Participant continues to be employed by the Company or a Subsidiary corporation as of the date of such withdrawal, the Participant shall continue to be entitled to receive any Matching Contributions earned but not yet received.  In the event a Participant withdraws from the Plan pursuant to this Paragraph 13, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant’s Brokerage Account in accordance with the procedures set forth in Paragraph 16.  A Participant who withdraws from the Plan may not reenter the Plan except by complying with the enrollment procedures established in Paragraph 6, and his or her participation shall be effective upon the Company’s delivery of written notice to the Employee confirming such enrollment.

14. Termination of Employment.  In the event of the termination of a Participant’s employment with the Company or a Subsidiary corporation for any reason during an Offering Period, including, but not limited to, the death or disability of a Participant, participation in the Plan shall terminate immediately.  The Participant (or the personal representative of the Participant) shall be entitled to receive an amount of cash determined in the same manner and payable at the same time as if the Participant had withdrawn from the Plan by giving notice of withdrawal effective as of the date such termination occurs, provided, however, that such Participant (or the personal representative of such Participant) shall not be entitled to receive any Matching Contributions.  Notwithstanding the foregoing, termination of employment by one employer for the purpose of being re-employed immediately by the Company or one of its Subsidiary corporations shall not be considered termination under this Paragraph 14.  Any reference in this Plan to withdrawal by a Participant from the Plan shall include termination as described in this Paragraph 14.  In the event of the termination of a Participant’s employment pursuant to this Paragraph 14, the Company shall notify the Broker as soon as practicable and the Broker shall maintain or close the Participant’s Brokerage Account in accordance with the procedures set forth in Paragraph 16.

15. Amendment, Suspension and Termination of Plan.  This Plan may be amended or terminated by the Board at any time and such amendment or termination shall be communicated in writing to all Participants as soon as practicable after the date of such Board action.  If the Plan is terminated, each Participant shall be entitled to receive as promptly as possible from the Company all payroll deductions attributable to him or her which have not been used for purchase of Common Stock pursuant to Paragraph 9, (“Account Balance”), but he or she shall not be entitled to the benefit of any future Matching Contributions with respect to such deductions or interest or otherwise for any past Offering Periods.  In any event, this Plan shall terminate twenty (20) years from the Effective Date.  In the event that the Company terminates the Plan pursuant to this Paragraph 15, the Broker shall maintain or close the Participant’s Brokerage Accounts in accordance with the procedures set forth in Paragraph 16.  If there are any changes in the capitalization of the Company, such as through mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of its Common Stock subject to purchase under the Plan.

16. Disposition of Brokerage Account Following Withdrawal, Death, Termination of Employment or Termination of Plan.  As soon as practicable following the notification of the withdrawal of a Participant from the Plan, the notification of the termination of a Participant’s employment with the Company or a Subsidiary corporation (which includes the death or disability of the Participant) or of the notification that the Plan is terminated pursuant to Paragraph 15 hereof, the Broker shall notify the former Participant, or in the event of his or her death, his or her designated beneficiary, if any, or if no designated beneficiary the estate of the deceased Participant (collectively, an “Interested Party”), regarding the disposition of the former Participant’s or deceased Participant’s Brokerage Account.  As soon as practicable following receipt of the notification set forth in the preceding sentence, the Interested Party may request the Broker to dispose of the former Participant’s or deceased Participant’s Brokerage Account, at the Interested Party’s expense, by any one of the following means:

(a) The Interested Party may request the Broker to maintain the former Participant’s or deceased Participant’s Brokerage Account for the benefit of the Interested Party or any other person.  If this option is elected, the Interested Person shall be charged by the Broker for all costs and fees charged by the Broker in connection with operating and maintaining the  Brokerage Account.

(b) The Interested Party may request the Broker to sell all of the full shares and fractional shares of Common Stock, if any, held in the former Participant’s or deceased Participant’s Brokerage Account.  Upon such sale, the Broker will mail to the Interested Party a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges, which shall be payable by the Interested Party.

(c) The Interested Party may request the Broker to provide a certificate for all of the full shares of Common Stock, if any, together with a check in an amount equal to the proceeds of the sale of any fractional shares of Common Stock held in the former Participant’s or deceased Participant’s Brokerage Account, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other charges, which are payable by the Participant.

17. Broker.  The Broker shall be Computershare, Inc. (or an entity affiliated with Computershare, Inc.) which has agreed to act as Broker for such period as is determined by the Company.  Either the Company or the Broker may terminate such designation at any time upon thirty (30) days’ written notice.  In the event of such termination of the Broker, the Company may administer the Plan without the use of a Broker or may appoint a successor Broker.  Any successor Broker shall be vested with all the powers, rights, duties and immunities of the Broker hereunder to the same extent as if originally named as the Broker hereunder.  The relationship between the Broker and the Participant will be the normal relationship of a broker and its client, and the Company assumes no responsibility in this respect.

18. Lump Sum Contribution.  The Board and/or Committee may from time to time in its discretion allow any Participant in the Plan to make a lump sum contribution (“Lump Sum Contribution”) to be credited to him or her in the Company Account, by check payable to the Company, in any amount up to fifteen percent (15%) of his or her Base Earnings, for a period prescribed by the Board and/or Committee.  The amount of the Lump Sum Contribution shall be matched as provided in Paragraph 5, and withholding taxes in connection with such Matching Contributions shall be deducted in the same manner as provided in Paragraph 8.

19. Conditions to Issuance of Shares.  Shares shall not be issued under the Plan unless issuance and delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; the securities laws of the state in which any Participant resides; the rules and regulations of the Financial Industry Regulatory Authority;  and the rules and regulations of any stock exchange upon which the Common Stock may then be listed.  In addition, the Plan  shall be further subject to the approval of counsel for the Company with respect to compliance with any of the foregoing.  By enrolling in the Plan in accordance with Paragraph 6, the Participant covenants and agrees that all shares are being purchased only for investment and without any present intention to sell or distribute such shares.

20. Notices.

20.1 To Company or any Subsidiary Corporation.  Any notice hereunder to the Company or to its Subsidiary corporations shall be in writing and such notice shall be deemed made only when delivered or three (3) days after being mailed by certified mail, return receipt requested, to the Company’s principal office at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013 or to such other address as the Company may designate by notice to the Participants.

20.2 To Participant.  Any notice to a Participant hereunder shall be in writing and any such communication and any delivery to a Participant shall be deemed made if mailed or delivered to the Participant at such address as the Participant may have on file with the Company and with the Broker.  The delivery of any such communication to the Participant’s email address shall satisfy the delivery requirement of this Section 20.2 so long as the communication is sent to the email address that was established on behalf of the Participant in connection with his or her employment with the Company or any Subsidiary corporation.

21. Miscellaneous.

21.1 No Limitation on Termination of Employment.  Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or any of its Subsidiary corporations to terminate an Employee’s employment at any time, without regard to the effect of such termination on any right such Employee would otherwise have under the Plan, or give any right to an Employee to remain employed by the Company in any particular position or at any particular rate of remuneration.

21.2 Liability.  The Company, its Subsidiary corporations, any member of the Board or Committee and any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have no liability to any party for any action taken or not taken in good faith under the Plan, or based on or arising out of a determination of any question under the Plan or an interpretation, administration or application of the Plan made in good faith.

21.3 Captions.  The captions of the paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

21.4 Assignment.  Any rights of Employees hereunder shall be nonforfeitable, and no Account Balance or contribution made by any employer may revert or inure to the benefit of the Company or any Subsidiary corporation, provided that no Participant shall be entitled to sell, assign, pledge or hypothecate any right or interest in his or her Account Balance.

21.5 Governing Law.  Delaware law governs this Plan.

21.6 Severability.  In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

21.7 Successors.  The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.  The term “successors” as used herein shall include any corporate or other business entity which shall by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.